Exhibit 10.1

FORM OF

United States Commodity Index Fund Trust

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”), dated as of [ DATE], 2016, is entered into by and among United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), the United States Commodity Index Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of each series established and designated by the Trust as a fund and listed on Annex A (each, a “Fund”), and [Insert name of Authorized Participant and type of company (Corporation, LLC, Inc., LLP)], a [state of incorporation/formation] (the “Authorized Participant”).

This Agreement shall constitute a separate agreement between the Authorized Participant, the Sponsor, the Trust and each Fund, as if such Fund had executed a separate Authorized Participant Agreement. The Authorized Participant hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Annex A, as amended from time to time, and acknowledges the additional limitation on liability of the Sponsor, Trust and the Fund described in Section 10(c) of this Agreement. Any Fund that becomes a party hereto by executing an amendment to this Agreement substantially in the form of Annex B (each such amendment together with the schedules attached thereto, an “Amendment”) shall become a party to this Agreement and any references herein to the Fund shall be treated as references to such Fund. The obligations of the Sponsor, Trust, the Authorized Participant and any Fund other than the Funds listed on Annex A, will be subject to the terms and conditions of the Amendment to this Agreement to be entered into with that Fund.

SUMMARY

The Sponsor serves in its capacity as Sponsor of the Trust and each Fund pursuant to the Third Amended and Restated Declaration of Trust and Trust Agreement dated as of March 22, 2013, as amended or supplemented from time to time (the “Trust Agreement”). Brown Brothers Harriman Co. (the “Administrator” or “Custodian”) and ALPS Distributors (the “Marketing Agent”) each serve as agents of the Sponsor and for all purposes of this Agreement, and all references to agreements, obligations or duties of the Administrator, Custodian or Marketing Agent herein shall be deemed references to agreements, obligations of duties of the Sponsor acting through the relevant agent. As provided in the Trust Agreement and described in the prospectus of the applicable Fund (the “Prospectus”), as supplemented and amended from time to time, Units of fractional undivided beneficial interest in and ownership of such Fund (the “Units”) may be created or redeemed through the Marketing Agent by the Authorized Participant in aggregations of one fifty thousand (50,000) Units (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of a Fund, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

1

Exhibit 10.1

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the applicable Prospectus of each Fund and the defined terms in the applicable schedules to this Agreement or to the applicable Amendment for each fund as listed on Annex A. To the extent there is a conflict between any provision of this Agreement other than the indemnities provided in Section 9 and the provisions of the applicable Prospectus of each Fund, the provisions of the Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets, an Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and attached to this Agreement as Exhibit A.

Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a)                The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b)               The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Units in or from any state or jurisdiction where they may not lawfully be offered or sold.

(c)                If the Authorized Participant is offering or selling Units in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the Commodities Exchange Act, as amended (the “CEA”), and the rules and regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets.

2

Exhibit 10.1

(d)               The Authorized Participant has written policies and procedures reasonably designed to comply with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the PATRIOT Act.

(e)                The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, ALPS Distributors, Inc. and Brown Brothers Harriman & Co. The Authorized Participant shall confirm such capability to the satisfaction of the Sponsor and the Marketing Agent by the end of the Business Day (as defined in Section 6) before placing its first order with the Marketing Agent (whether such order is to create or to redeem Baskets). If required by the Marketing Agent, the Administrator or the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Marketing Agent, the Administrator or the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

(f)                Because new Baskets can be created and Units therein issued on an ongoing basis, at any point during the life of the trust, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Units. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “What is the Plan of Distribution?” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 3). In addition to satisfying the prospectus-delivery and disclosure requirements of the 1933 Act, the Authorized Participant and any other participant in the distribution of the Units purchased by the Authorized Participant also has the obligation to comply with the disclosure delivery requirements under the CEA. To the extent the Authorized Participant has distributed a Preliminary Prospectus to prospective investors, if the Authorized Participant has been notified by the Sponsor of material changes made to that document as compared to the final Prospectus, the Authorized Participant shall give notice to any prospective investor who received the Preliminary Prospectus of such material change prior to consummating a sale.

Section 3. Orders.

(a)                All orders to create or redeem Baskets shall be made in accordance with the terms of the Prospectus, this Agreement and the creation and redemption procedures attached hereto as Exhibit A (the “Procedures”) Each party will comply with such foregoing procedures to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures. The Authorized Participant hereby consents to the use of recorded telephone lines; provided that the Sponsor shall promptly provide copies of recordings of any such calls to the Authorized Participant upon reasonable request by the Authorized Participant unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The Sponsor shall take such actions as necessary to satisfy Authorized Participants’ reasonable request for copies of recordings.

3

Exhibit 10.1

(b)               The Authorized Participant acknowledges and agrees it is acting solely as principal and not on behalf of any party for which it is acting (whether such party is a customer or otherwise), and that each order to create a Basket (a “Purchase Order”) and each order to redeem a Basket (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant. A form of Purchase/Redemption Order is attached hereto as Exhibit B.

Section 4. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, the Transaction Fee applicable to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

Section 5. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and the Marketing Agent, notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Certified Authorized Persons of the Authorized Participant (attached as Schedule 2 to this Agreement (or Schedule 2 to the applicable Amendment with respect to a Fund as set forth in Annex A hereto)) setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor or the Marketing Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor and the Marketing Agent, and such notice shall be effective upon receipt by the Sponsor.

Section 6. Creation Procedures.

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to create one or more Creation Baskets in accordance with this Agreement and the Procedures. Purchase orders must be placed by the Purchase Order Cut-off Time. The day on which the Marketing Agent receives a valid Purchase Order is the Purchase Order Date. By placing a Purchase Order, an Authorized Participant agrees to deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet the Fund’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of Units.

4

Exhibit 10.1

Prior to the delivery of Baskets for a Purchase Order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the Purchase Order. “Treasuries” shall be any U.S. treasury security with two years or less remaining to maturity with an aggregate market value, as determined in the sole discretion of the Administrator using the valuation procedures set forth in Exhibit C, that together with any cash amount, will equal the purchase price of the Creation Basket being purchased.

The total deposit required to create each basket (“Creation Basket Deposit”) will be an amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is accepted as the number of Units to be created under the Purchase Order is in proportion to the total number of Units outstanding on the date the order is received.

The Sponsor determines, directly in its sole discretion, or in consultation with the Administrator, the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasuries and cash, that may be included in deposits to create Baskets. The Marketing Agent will publish such requirements at the beginning of each Business Day. Unless otherwise determined by the Sponsor, if Treasuries and cash are to be deposited, the amount of the cash deposit required will be the difference between (i) the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 PM New York time on the Purchase Order Date and (ii) the total required deposit.

An Authorized Participant who places a Purchase Order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by the end of the third Business Day following the Purchase Order Date, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold when the Creation Basket Deposit will be due by 12:00 PM New York time on the date the Purchase Order was accepted by the Marketing Agent. Upon receipt of the deposit amount, the Administrator will cause DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account on the third Business Day following the Purchase Order Date, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets, when the Administrator will cause DTC to credit the number of Baskets so ordered upon confirmation by the Custodian that the Creation Basket Deposit has been received by the Custodian. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Section 7. Redemption Procedures.

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Redemption Baskets in accordance with this Section 7 and the Procedures. Redemption Orders must be placed by the Redemption Order Cut-off Time. A Redemption Order so received is effective on the date it is received in satisfactory form by the Marketing Agent. The day on which the Marketing Agent receives a valid Redemption Order is the “Redemption Order Date”. By placing a Redemption Order, an Authorized Participant agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than 12:00 PM New York time on the third Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”). The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of Units. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Fund’s account at the Custodian the non-refundable Transaction Fee due for the Redemption Order.

5

Exhibit 10.1

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the Redemption Order is in proportion to the total number of Units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, will determine the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash, that may be included in distributions to redeem Baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

The redemption distribution due from the Fund is delivered to the Authorized Participant on the Redemption Distribution Date if, by 3:00 PM New York time on such Redemption Distribution Date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the redemption order shall be cancelled and the Authorized Participant will indemnify the Sponsor, the Trust and the Fund for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the redemption order and investments made to reflect that such order has been cancelled. Pursuant to instruction from the Sponsor, the Custodian may also deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 PM New York time on the Redemption Distribution Date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

Section 8. Role of Authorized Participant.

(a)                The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Fund, the Trust, the Sponsor, the Marketing Agent, the Administrator or the Custodian in any matter or in any respect.

(b)               The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon request, during normal business hours to consult with the Sponsor and the Marketing Agent concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited.

6

Exhibit 10.1

(c)                Notwithstanding the provisions of Section 8(b), the Authorized Participant will maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, will furnish the Sponsor with the names and addresses of the Participants of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor, the Trust or the Fund has been requested to provide such information to the Commodities Futures Trading Commission, Securities Exchange Commission, Financial Industry Regulatory Authority, or the Internal Revenue Service (“Fund Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be Confidential Information (as defined in Section 18) and shall not be used for any purpose other than to satisfy requests of Fund Regulators.

(d)               The Trust and/or the Fund may from time to time be obligated to deliver prospectuses, proxy materials, annual or other reports of the Trust and/or the Fund or other similar information (“Fund Documents”) to its Unitholders. The Authorized Participant agrees (i) subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the Trust and/or the Fund to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Fund Documents to the Authorized Participant’s customers that custody Units with the Authorized Participant, after receipt from the Trust and/or the Fund of sufficient quantities of such Fund Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, the Fund or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Trust and/or the Fund to meet its regulatory requirements as set forth in Section 8(b) and in this Section 8(c) of the Agreement.

Section 9. Indemnification.

(a)                Indemnification of Authorized Participant. The Sponsor agrees and the Trust agrees to cause the Fund to indemnify, defend and hold harmless the Authorized Participant, its partners, subsidiaries, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the CEA, other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation), insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

7

Exhibit 10.1

(1)	(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Registration Statement as amended or supplemented, or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus, the Prospectus as amended or supplemented, and any preliminary prospectus or free writing prospectus related to the applicable Fund), or (b) any omission or alleged omission to state a material fact in the Registration Statement, the Registration Statement as amended or supplemented, or the Prospectus, required to be stated to make the statements made therein not misleading, except in the case of both (a) and (b) to the extent that any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement, amendment or supplement to the Registration Statement, or Prospectus;

(2)	any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in this Agreement;

(3)	the failure by the Sponsor, the Trust, the Fund or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein;

(4)	the failure by the Sponsor, the Trust, the Fund or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in, and activities with respect to Baskets; or

(5)	the Authorized Participant’s performance of its duties under this Agreement except in the case of this clause (5), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Authorized Participant.

In no case is the indemnity of the Sponsor in favor of the Sponsor Indemnified Person to be deemed to protect the Sponsor Indemnified Person against any liability to which the Sponsor Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person, then such Sponsor Indemnified Person shall promptly notify the Sponsor and the Fund in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the Fund from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the Fund and paid as incurred (it being understood, however, that neither the Sponsor nor the Fund shall be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding) or for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with this Section 9(a). A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 9(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the Fund from any liability which it may have to the Sponsor Indemnified Person.

8

Exhibit 10.1

(b)               The Authorized Participant agrees to indemnify, defend and hold harmless each of the Fund, the Trust, the Sponsor and their respective partners, stockholders, members, trustees, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur as a result of or in connection with any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement, amendment or supplement to the Registration Statement, or Prospectus. For purposes of Sections 9(a)(1) and this Section 9(b), it is agreed and understood that the information furnished in writing by or on behalf of the Authorized Participant is expressly limited to that information contained in Sections [_____] and [____] of the Registration Statement.

The Authorized Participant will also indemnify each AP Indemnified Person from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person against any liability to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person or such person shall have the right to employ its own counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding) or for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 9(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

9

Exhibit 10.1

(c) The indemnity agreements contained in this Section 9 and the covenants, warranties and representations of the Sponsor contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, the Fund, their partners, stockholders, members, trustees, directors, officers, employees or any person who controls the Sponsor or the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Units. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

(d) Contribution. If the indemnification provided for in Sections 9(a) and 9(b) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Fund, on the one hand, and the Authorized Participant, on the other hand, from the issuance and sale of Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Fund, on the one hand, and the Authorized Participant, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Fund, on the one hand, and the Authorized Participant, on the other hand, in connection with the offering of the issuance and sale of Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the applicable Units pursuant to this Agreement (before deducting expenses) received by the Fund, and the total bid/ask spread received by the Authorized Participant from the sale of the applicable Units. The relative fault of Sponsor and the Fund, on the one hand, and the Authorized Participant, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sponsor and the Fund, on the one hand, and the Authorized Participant, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10

Exhibit 10.1

The parties agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

Section 10.

(a)                Limitation of Liability. None of the Sponsor, the Trust, the Fund, the Authorized Participant, the Marketing Agent, the Administrator, or the Custodian, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b)               Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor, the Trust or the Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(c)    Additional Limitation on Liability of the Sponsor, Trust and the Fund. The Authorized Participant agrees to look solely to the assets of the Fund and to the Sponsor and its assets in respect of any claim against or obligation of the Fund. The Authorized Participant acknowledges and agrees that liability of the Fund, as a series of the Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of the Fund.

Section 11. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

Section 12. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above with respect to the Fund, and any Amendment to this Agreement shall become effective as of the date set forth on such Amendment, and may be terminated with respect to any Fund at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Fund is terminated. Termination of this Agreement with respect to any Fund shall not result in the termination of this Agreement with respect to any other Fund listed on Annex A.

11

Exhibit 10.1

Section 13. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a)                The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Units or the Sponsor, the Trust, the Fund or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Fund, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets or any AP Indemnified Person, including the Fund, that is not consistent with the Fund’s then current Prospectus. Copies of the then-current Prospectus of the Fund and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b)               The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities and commodities laws. In connection therewith, the Authorized Participant will provide each prospective Participant with a copy of the Fund’s Prospectus.

(c)               The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor or its agent, the Marketing Agent, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to [               ] in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Marketing Agent. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d)               For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized Participant of the Fund at the Sponsor’s discretion (i) in the section of the Prospectus included within the Registration Statement entitled “Creation and Redemption of Units,” and in any other section as may be required by the SEC and (ii) on the Fund’s website.

12

Exhibit 10.1

Section 14. Certain Covenants of the Sponsor.

The Sponsor and the Trust, on its own behalf and on behalf of the Fund, covenant and agree:

(a)               the Sponsor shall notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of the Fund, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers.

(b)               the Sponsor shall notify the Authorized Participant when a revised, supplemented, or amended Prospectus is available and to deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers, provided that as a general matter the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant on or before its effective date;

(c)               the Sponsor shall cause Spicer Jeffries, LLP, accountants to the Fund, to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

(d)               the Sponsor shall deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Sponsor in the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant; and

(e)               the Sponsor shall furnish directly or through the Marketing Agent to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such documents and certificates in the form as reasonably requested.

13

Exhibit 10.1

Section 15. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Sponsor, the Fund or their respective agents (including by bringing proceedings against the Sponsor, the Fund or their respective agents in its own name) to enforce any obligation of the Sponsor, the Fund or their agents under this Agreement which directly or indirectly benefits such Sponsor Indemnified Person; provided, however, for the avoidance of doubt, that such Sponsor Indemnified Person shall be subject to limitations set forth in Section 10(c) of this Agreement.

Section 16. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 17. Power of Attorney

(a)                The Authorized Participant, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for the Authorized Participant in its capacity as a Unitholder of the Fund with full power and authority to act in the Authorized Participant’s name and on its behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(1)	Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(2)	Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(3)	The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6 of the Trust Agreement, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of the Trust Agreement.

14

Exhibit 10.1

(b)               The Power of Attorney granted to the Sponsor by the Authorized Participant in its capacity as a Unitholder:

(1)	Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Authorized Participant as Unitholder;

(2)	May be exercised by the Sponsor for the Authorized Participant by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(3)	Shall survive the delivery of an assignment by the Authorized Participant of the whole or any portion of its Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by the Authorized Participant of its Units that has otherwise been effectuated in accordance with the provisions of the Trust Agreement, the Prospectus, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

(c)                The Authorized Participant in its capacity as a Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

(d)               The Power of Attorney granted to the Sponsor by the Authorized Participant in its capacity as a Unitholder shall not authorize the Sponsor to act on behalf of the Authorized Participant in its capacity as a Unitholder in any situation in which the Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by the Trust Agreement. In the event of any conflict between the Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, the Trust Agreement shall control.

Section 18. Miscellaneous.

(a)               Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto (and thereto) with respect to the transactions contemplated hereby (and thereby) and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(b)               Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

15

Exhibit 10.1

(c)               Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(d)               Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(e)               Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)               Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Sponsor, to:

United States Commodity Funds LLC
c/o John Love
1999 Harrison Street, Suite 1530
Oakland, CA 94612

if to the Trust, to:

United States Commodity Index Funds Trust
c/o United States Commodity Funds LLC
c/o John Love
1999 Harrison Street, Suite 1530
Oakland, CA 94612

if to the Authorized Participant, to:

16

Exhibit 10.1

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(g)               Governing Law; Jurisdiction.

(1)	All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(2)	Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 18(g) shall survive any termination of this Agreement, in whole or in part.

(h)               No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor, the Trust or the Fund, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

17

Exhibit 10.1

(i)                 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k)               Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(l)                 Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

Section 19. Confidentiality.

(a)                The Sponsor, the Trust and the Authorized Participant shall maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without obtaining prior written consent of the Sponsor and the Trust, in the case of the Authorized Participant, or the Authorized Participant, in the case of the Sponsor or the Trust, any and all Confidential Information (as defined below) that the Authorized Participant receives from the Sponsor or the Trust or that the Sponsor or the Trust receive from the Authorized Participant; provided, however, that any party may disclose Confidential Information received from any other party to those of its internal and external representatives as may be necessary for such party to carry out its obligations under this Agreement.

“Confidential Information” shall mean (i) all information or data of the Authorized Participant or its customers that is disclosed to or received by the Sponsor or the Trust, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to the Authorized Participant’s business or operations, research and development, marketing plans or activities, or actual or potential products; and (ii) all information or data of the Sponsor, the Trust, the Fund or their respective customers that is disclosed to or received by the Authorized Participant, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to the business or operations, research and development, marketing plans or activities, or actual or potential products of the Sponsor, the Trust or the Fund.

(b)               Notwithstanding the provisions of this Agreement to the contrary, no party shall have liability to the any other party for the disclosure or use of any of its Confidential Information if the Confidential Information:

(1)	is known to such party at the time of disclosure other than as the result of a breach of this Section 19 by such party;

18

Exhibit 10.1

(2)	has been or becomes publicly known, other than as the result of a breach of this Section 19 by such party, or has been or is publicly disclosed by the Sponsor and the Trust, in the case of its Confidential Information, or the Authorized Participant, in the case of its Confidential Information;

(3)	is received by such party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to any other party); or

(4)	is required to be disclosed by law or similar compulsion or in connection with any legal proceeding or request for information on behalf of a governmental authority or self-regulatory organization, provided that such party shall promptly inform the other parties in writing of such requirement and that such disclosure shall be limited to the extent so required.

(c)                The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 18 may cause irreparable and material loss and damage to the other parties which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which the non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 19.

(d)               Each party agrees that it will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the other parties as it uses for its own Confidential Information of a similar nature. Each party shall promptly notify the other parties in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of any other party that may come to such party’s attention.

(e)                Upon the termination of this Agreement, if requested in writing by (i) the Sponsor or the Trust, the Authorized Participant shall, at its option, promptly destroy or return to the Sponsor all Confidential Information received from the Sponsor, the Trust or the Fund, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information; and (ii) the Authorized Participant, the Sponsor shall, at its option, promptly destroy or return to the Authorized Participant all Confidential Information received from the Authorized Participant, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.

{Signature page follows}

19

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

UNITED STATES COMMODITY FUNDS LLC

By:
Name: John Love
Title: President and Chief Executive Officer

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund, United States Copper Index Fund and the United States Agriculture Index Fund

By:	United States Commodity Funds LLC, as Sponsor

By:
Name: John Love
Title: President and Chief Executive Officer

[                       ]

By:
Name:
Title:
Address:
Telephone:
Facsimile:

20

EXHIBIT A

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE INDEX FUND

This Exhibit A to the Authorized Participant Agreement (the “Agreement”) supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Marketing Agent in processing Purchase Orders and (ii) the Transfer Agent in processing Redemption Orders and, together with Purchase Orders, “Orders”. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Company and in connection with the initial Purchase Order submitted by the Authorized Participant, the Distributor will assign a unique PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Placing an Order.

a.        General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Electronic Interface”) as described in section 1.b. below. If the Electronic Interface is not available, Orders may be placed by telephone, as described in section 1.c. If a Purchase Order is not complete prior to the Order Cut-Off Time (as defined below), the Order will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day.

b.        Using the Electronic Interface to Initiate the Order. An Authorized Person for the Authorized Participant will log in to the Electronic Interface prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order is not complete until it has been approved by both the Authorized Participant and the Marketing Agent under the terms of the Prospectus and the Agreement, in accordance with the procedures outlined below.

Orders submitted through the Electronic Interface must be in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Electronic Interface User Agreement (the “Electronic Interface Agreement,” which must be separately entered into by the Authorized Participant) and the applicable Electronic Interface User Guide (or any successor documents). To the extent that any provision of this Agreement (including this Annex) is inconsistent with any provision of any Electronic Interface Agreement, the Electronic Interface Agreement shall control with respect to Distributor’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Authorized Participant acknowledges that references to the applicable Electronic Interface User Guide (or any successor documents) contained herein are for instructional purposes only, and such Electronic Interface User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Trustee, the Transfer Agent, the Marketing Agent or their respective agents.

A-1

c.        Calling to Initiate the Order. In the event the Electronic Interface service is unavailable, an Authorized Person for the Authorized Participant may call the Marketing Agent’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to receive an Order Number, as described further below. The telephone call must be answered and concluded, and the Order must be complete, prior to the Order Cut-Off Time. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the Order, the telephone representative will issue a unique order number (the “Order Number”) and record the terms of the Order in an electronic mail version of the Order Form. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number. During or following the call, the telephone representative will transmit the written Order Form to the Authorized Participant by electronic mail, indicating the approval of the Marketing Agent of the written Order Form.

To complete an Order, the Authorized Participant must respond to the telephone representative with its approval of the written Order Form by electronic mail prior to the Order Cut-Off Time. If the Authorized Participant detects an error or mistake in the written Order Form, it must return a corrected written Order Form to the telephone representative by electronic mail prior to the Order Cut-Off Time, indicating its approval of the corrected written Order Form. The telephone representative will review the corrected written Order Form and notify the Authorized Participant of the approval or rejection thereof by the Marketing Agent. The Order will be complete upon approval in writing by both the Authorized Participant and the Marketing Agent. If an Order is not complete prior to the Order Cut-Off Time, the Order will be invalid and will not be processed.

If the Authorized Participant is unable to send or receive electronic mail, it must inform the telephone representative when submitting the terms of its Order or as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

A-2

INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON WRITTEN APPROVAL BY BOTH THE AUTHORIZED PARTICIPANT AND THE MARKETING AGENT.

d.        Settlement.

(i)	CNS Clearing Process. In general, the cash and or treasuries (collectively “cash”) as allowable pursuant to the Fund’s registration statement making up a Creation Unit must be delivered through the NSCC to a DTC account maintained at the Fund’s custodian on or before the Contractual Settlement Date (defined below). The “Contractual Settlement Date” is the earlier of: (i) the date upon which the Cash is delivered to the Fund; and (ii) trade date plus three (T +3) business days. Creation Units will be issued through the NSCC in accordance with the terms and conditions of the NSCC systems from time to time adopted and communicated to NSCC participants.

Any settlement outside the CNS Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(ii)	Outside the CNS Clearing Process.

(a)	In general, the Cash making up a Creation Unit must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The “International Contractual Settlement Date” will be the earlier of: (i) the date upon which the Cash is delivered to the Fund; and (ii) t trade date plus three (T +3) business days.

Except as provided in the next two paragraphs, a Creation Unit will not be issued outside of the CNS Clearing Process until the transfer of good title to the Fund of the Cash and applicable fees have been completed. When the Subcustodian confirms to the Fund’s Custodian that the Cash has been delivered to the account of the relevant Subcustodian, the Custodian shall cause the delivery of the Creation Unit.

(b)	Cash redeems shall be settled outside the CNS process.

A-3

2.	Further Information Regarding the Placement of Orders by the Internet.

a.	Certain Acknowledgements. The Authorized Participant acknowledges and agrees (i) that the Trust, the Trustee, the Marketing Agent and their respective agents will review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Authorized Participant may place Orders as otherwise set forth in Exhibit B; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Authorized Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE ELECTRONIC INTERFACE AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AUTHORIZED PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRUSTEE, THE MARKETING AGENT OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

b.	Election to Terminate Placing Orders by Internet. The Authorized Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Authorized Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case the Authorized Participant may redeem or exchange Shares by communication through facsimile. All Orders must be complete, including written approval by the Authorized Participant and the Marketing Agent, prior to the Order Cut-Off Time.

A-4

EXHIBIT B

US Commodity Index Fund Trust

Purchase/Redemption Order Form

ALL ITEMS IN PART I MUST BE COMPLETED BY PARTICIPANT. THE MARKETING AGENT, THE TRANSFER AGENT, AND/OR THE SPONSOR, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. DEFINED TERMS SET FORTH BELOW SHALL HAVE THE MEANING AS SET FORTH IN THE PARTICIPANT AGREEMENT.

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone: 1-844-ETF-ALPS	Fax: 303-824-3320

CUT-OFF TIME FOR STANDARD ORDERS IS 10:30:00 ET (10:30 AM)

Part I: To Be Completed by Authorized Participant

Order Date: ________     Time: _________ (ET)      Trade Date: ________      Settlement Date: __________

Firm Name: ___________________________	Your Name: __________________________________
NSCC Participant Number: _______________	DTC Participant Number: _______________________
Telephone Number: ______________________	Fax Number: _________________________________

☐ United States Commodity Index (USCI)
☐ United States Copper (CPER)
☐ United States Agriculture Index USAG (USAG)

Settlement ☐ T+1 ☐ T+2 ☐ T+3

☐ Creation (50,000 Shares) # of Shares: ______ Written out _____________________
☐ Redemption (50,000 Shares) # of Shares: ______ Written out _____________________

The Participant represents and warrants that it will not redeem a Redemption Basket unless it, or the party for which it is acting, as the case may be, first owns the requisite number of Shares to be redeemed as a Redemption Basket.

THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE SPONSOR’S CURRENT PROSPECTUS AND THE PARTICIPANT AGREEMENT

Order Number: ________________	Authorized Participant’s Signature: ________________________

Part II: To Be Completed by Marketing Agent

This Certifies that the above order has been:

☐   Accepted by the Marketing Agent (in case of creation)

☐   Declined-Reason _____________________________________________________________

Marketing Agent's Signature: _____________________________ Time: _________ (ET) Date: ___________

PLEASE NOTE THAT YOU MAY PLACE ORDERS ON THE ELECTRONIC INTERFACE https://ava.alpsinc.com/ETFServices/OrderEntry.aspx

B-1

EXHIBIT C

BBH Pricing Policies

Futures, Forwards, Swaps, Options and Treasuries

The pricing policies stated below are used for all BBH clients, including Mutual Fund Registered Investment Companies. These policies have been audited by numerous accounting firms during annual fund audits.

Futures

Futures traded on exchanges are valued using the closing settlement prices quoted on the relevant exchange and obtained from pricing sources, typically Bloomberg or Reuters.

Forward Currency Contracts

BBH obtains the WM Reuters London Close closing spot rates and the WM Reuters London Close forward point rates on a daily basis. The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value. The forward is valued at the net of the present value and the spot rate.

Swaps

Swaps and other similar derivative or contractual type instruments are valued at a price provided by a single broker or dealer, typically the counterparty. If no such price is available, the contract is valued at a price at which the counterparty to such contract would repurchase the instrument or terminate the contract.

Options

Option contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at the last sale price on the exchange or market that is the Primary Market. If a contract did not trade on the Primary Market, it shall be valued at the last sale price on another exchange or market where it did trade. If there is no such sale price, the value shall be the most recent bid quotation.

Sale prices and bid quotations indicated above shall be supplied by a Pricing Service (Reuters, Bloomberg, IDC, etc.). If a Pricing Service is not able to provide such sale prices or bid quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

Except as provided below, OTC currency options are valued by uploading the applicable implied volatility rates from Reuters or Bloomberg. Other inputs are either uploaded (interest rates, spots) or are specified when the ticker symbols are set up (expiration date, strike). OTC currency options are then priced by using the Garman-Kohlhagen modified Black-Scholes formula, which adjusts for a constant yield versus a fixed dividend.

Except as provided below, OTC equity/index options are priced according to the contract specifications (days to expiration, current spot index level, interest rates, dividends, strike price) using the Black-Scholes pricing model, modified for dividends. The volatility input assumption is interpolated from the previous day’s price.

US Treasuries

BBH uses an evaluated bid supplied by IDC for treasury prices.

C-1

EXHIBIT D

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE INDEX FUND

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), and pursuant to Section 13(d) of the Authorized Participant Agreement dated as of ________________________, as amended or supplemented (the “Authorized Participant Agreement”) by and among the Sponsor, the United States Commodity Index Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the series established and designated by the Trust, the United States Commodity Index Fund, the United States Copper Index Fund and the United States Agriculture Index Fund (each a “Fund” and collectively, the “Funds”), and [               ], a Delaware corporation (the “Authorized Participant”), hereby certifies that:

1.                Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a)                the Prospectus for each Fund does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus; and neither the Sponsor nor any person known to the Sponsor acting on behalf of a Fund has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

(b)               the Trust has been duly formed and is validly existing as a statutory trust with separate series under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, the Marketing Agent is authorized to issue and deliver the Baskets of the Fund’s Units to the Authorized Participant;

D-1

(c)                the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d)               the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(e)                the outstanding Units have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(f)                the Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders;

(g)               this Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;

(h)               neither the Sponsor nor any Fund is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Units to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, as the same may be amended from time to time, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;

(i)                 no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units other than registration of the Units under the 1933 Act and the registration of the Sponsor as a Commodity Pool Operator with the NFA under the CEA and the filing of the Prospectus with the National Futures Association, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or any requirements for listing under the rules and regulations of NYSE Arca, Inc. (“NYSE Arca”);

D-2

(j)                 except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of a Fund or a Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such units or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;

(k)               each of the Sponsor and each Fund has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;

(l)                 all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(m)             except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge after due inquiry, contemplated to which the Sponsor or a Fund, or (to the extent that such action, suit, claim, investigation or proceeding is or could be material in the context of the offering and sale of the Units) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(n)               Spicer Jeffries LLP, whose report on the audited financial statements of each Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(o)               the audited financial statement(s) included in the Registration Statement, together with the related notes and schedules, presents fairly the financial position of the Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and each Prospectus that are not included as required; and each Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and each Prospectus;

D-3

(p)               subsequent to the respective dates as of which information is given in the Registration Statement and each Prospectus, there has not been (i) any material adverse change, (ii) any transaction which is material to the Sponsor or the Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Fund, which is material to the Fund, (iv) any change in the Units purchased by the Authorized Participant or outstanding indebtedness of the Sponsor or the Fund or (v) any dividend or distribution of any kind declared, paid or made on such Units;

(q)               each Fund is not and, after giving effect to the offering and sale of the Units, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(r)                 except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information applicable to each Fund and described in the Registration Statement and the Prospectus as being owned or licensed by the Sponsor or the Trust for use by each Fund (collectively, “Intellectual Property”);

(i)	except as set forth in the Registration Statement and each Prospectus, to the knowledge of the Sponsor, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust;

(ii)	to the knowledge of the Sponsor, there is no infringement by third parties of any Intellectual Property;

(iii)	there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the Sponsor’s or each Fund’s rights in or to any Intellectual Property, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim;

(iv)	there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(v)	there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others that the Sponsor or a Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim; and

(vi)	to the knowledge of the Sponsor, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

D-4

(s)                all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

(t)                 the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;

(u)               on behalf of each Fund, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations, thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to each Fund, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of each Fund, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect each Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in each Fund’s internal controls; any material weaknesses in internal controls have been identified for such Fund’s auditors;

(v)               any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

(w)             neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units.

For purposes hereof, the term “Registration Statement” means the Registration Statement as amended or supplemented from time to time through and including the date hereof; the term “Preliminary Prospectus” means the preliminary prospectus dated ______________, relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units; and the term “Prospectus” means the Prospectus as amended or supplemented from time to time through and including the date hereof.

D-5

2.      Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this ___ day of ________, ____.

By:
Name:	John Love
Title:	President and Chief Executive Officer

I, Stuart Crumbaugh, in my capacity as Secretary, hereby certify that John Love is the duly elected President of the Sponsor, and that the signature set forth immediately above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:
Name:	Stuart Crumbaugh
Title:	Secretary

D-6

EXHIBIT F

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Exhibit shall govern use by Authorized Participant of the electronic order entry system for placing Orders for Creation Baskets (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Exhibit F and the main body of the AP Agreement with respect to the placing of Orders, the terms of this Exhibit F shall control.

1.      (a) Authorized Participant shall provide to the Marketing Agent a duly executed authorization letter, in a form satisfactory to Marketing Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Marketing Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Marketing Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.

         (b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.      Marketing Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with Marketing Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Marketing Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Marketing Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Marketing Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Marketing Agent’s request.

3.      (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Marketing Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Marketing Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. MARKETING AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

F-1

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Marketing Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.      Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Marketing Agent. Marketing Agent shall be entitled to rely on the information received by it from the Authorized Participant and Marketing Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5.      Marketing Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Marketing Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL MARKETING AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF MARKETING AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL MARKETING AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.      Marketing Agent reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Exhibit F.

F-2

7.      Marketing Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment Marketing Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Order was received by Marketing Agent. Marketing Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Marketing Agent in sufficient time for Marketing Agent to act upon, or in accordance with such instructions or communications.

8.      Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.      Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Marketing Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

F-3

ANNEX A

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE UNITED STATES COMMODITY INDEX FUNDS TRUST

	Fund	Relevant Schedules
1.	United States Commodity Index Fund	Schedules 1 & 2 to this Agreement
2.	United States Copper Index Fund	Schedules 1A & 2 to this Agreement
3.	United States Agriculture Index Fund	Schedules 1B & 2 to this Agreement

F-4

SCHEDULE 1

TO THE AUTHORIZED PARTICIPANT AGREEMENT

DATED November 21, 2011

DEFINED TERMS RELATING TO

UNITED STATES COMMODITY INDEX FUND

Benchmark Component Futures Contract shall mean the Futures Contracts (as defined in the Prospectus) that at any given time make up the index of the Fund.

Business Day shall mean, for purposes of processing Purchase and Redemption Orders any day other than a day when any of the NYSE Arca, New York Mercantile Exchange or the New York Stock Exchange is closed for regular trading.

The Fund shall mean United States Commodity Index Fund.

Purchase Order Cut-off Time shall mean 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the Sponsor and the Authorized Participant.

Redemption Order Cut-off Time shall mean 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier.

Transaction Fee. The fee as stated in the Prospectus, as may be amended from time to time.

SCHEDULE 1A

TO THE AUTHORIZED PARTICIPANT AGREEMENT

DATED NOVEMBER 21, 2011

DEFINED TERMS RELATING TO

UNITED STATES COPPER INDEX FUND

Applicable Benchmark Component Futures Contract. Benchmark Component Copper Futures Contract.

Benchmark Component Copper Futures Contract. Futures Contract (as defined in the Prospectus, as amended from time to time) that at any given time make up the index of the Fund.

Business Day. For purposes of processing Purchase and Redemption Orders, any day other than a day when any of the NYSE Arca, New York Mercantile Exchange or the New York Stock Exchange is closed for regular trading.

The Fund. The United States Copper Index Fund.

Purchase Order Cut-off Time. 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the baskets are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the Sponsor and the Authorized Participant.

Redemption Order Cut-off Time. 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier.

Transaction Fee. The fee as stated in the Prospectus, as may be amended from time to time.

2

SCHEDULE 1B

TO THE AUTHORIZED PARTICIPANT AGREEMENT

DATED NOVEMBER 21, 2011

DEFINED TERMS RELATING TO

UNITED STATES AGRICULTURE INDEX FUND

Applicable Benchmark Component Futures Contract. Benchmark Component Agriculture Futures Contract.

Benchmark Component Agriculture Futures Contract. Futures Contract (as defined in the Prospectus, as amended from time to time) that at any given time make up the index of the Fund.

Business Day. For purposes of processing Purchase and Redemption Orders, any day other than a day when any of the NYSE Arca, New York Mercantile Exchange or the New York Stock Exchange is closed for regular trading.

The Fund. The United States Agriculture Index Fund.

Purchase Order Cut-off Time. 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the baskets are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the Sponsor and the Authorized Participant.

Redemption Order Cut-off Time. 10:30 AM New York time or the close of regular trading on NYSE Arca, whichever is earlier.

Transaction Fee. The fee as stated in the Prospectus, as may be amended from time to time.

3

SCHEDULE 2

TO THE AUTHORIZED PARTICIPANT AGREEMENT

DATED November 21, 2011

FORM OF CERTIFIED AUTHORIZED PERSONS OF

AUTHORIZED PARTICIPANT FOR

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE INDEX FUND

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement dated as of ___________________________, as amended or supplemented (the “Authorized Participant Agreement”) by and among United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), the United States Commodity Index Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the series established and designated by the Trust, the United States Commodity Index Fund, the United States Copper Index Fund and the United States Agriculture Index Fund (each a “Fund”), and [ ], a Delaware corporation (the “Authorized Participant”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the aforementioned agreement.

Authorized Participant: ___________________ DTC Number: ___________

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

The undersigned, ______________________ of [               ], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of [               ] on the date set forth below.

Signature:
Name:

4

ANNEX B

FORM OF AMENDMENT AGREEMENT TO ADD SERIES TRUST(S) TO

TO THE AUTHORIZED PARTICIPANT AGREEMENT

This Amendment to the Authorized Participant Agreement dated ____________ (this “Amendment”), is made and entered into by and among United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), the United States Commodity Index Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the United States Commodity Index Fund and [INSERT FUND NAME] (each, a “Fund”), and [AUTHORIZED PARTICIPANT], a [STATE/ TYPE OF ENTITY] (the “Authorized Participant”) (each, a “Party” and collectively, “the Parties”).

WHEREAS, the Parties have entered into a certain Authorized Participant Agreement dated ______________ (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein by amending Annex A of this Agreement and supplementing this Agreement with the attached Schedules 1 and 2 to this Amendment.

NOW THEREFORE, for and in consideration of the agreements herein made and other good and valuable consideration, the parties hereto agree as follows:

I.       AMENDMENTS

The Agreement is hereby amended by making the following change to Annex A thereto:

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE UNITED STATES COMMODITY INDEX FUNDS TRUST

	Fund	Relevant Schedules
1.	United States Commodity Index Fund	Schedules 1 & 2 to this Agreement
2.	United States Copper Index Fund	Schedules 1A & 2 to the Amendment Agreement dated _____________
3.	United States Agriculture Index Fund	Schedules 1B & 2 to the Amendment Agreement dated _____________

The Parties acknowledge that Schedule 1 and 2 of this Amendment shall supplement and not supersede Schedules 1 and 2 of the Agreement.

II.       REPRESENTATIONS

Each Party represents to the other Parties that:-

(a)      Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)      Powers. It has the power to execute and deliver this Amendment and to perform its obligations hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(c)      No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)      Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)      Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

III.       MISCELLANEOUS

(a)      Entire Agreement. The Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)      Counterparts. This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(c)      Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(d)      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e)      Terms. Terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

2

(f)      Agreement. Any and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment and as the same may be amended, supplemented or modified from time to time. Unless otherwise defined herein, capitalized terms not defined herein shall have the same meanings assigned to such terms in the Agreement as amended by this Amendment.

Except as amended hereby, all other terms and conditions of the Agreement shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

UNITED STATES COMMODITY FUNDS LLC

By:
Name: John Love
Title: President and Chief Executive Officer

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund, the United States Copper Index Fund and the United States Agriculture Index Fund

By:	United States Commodity Funds LLC, as Sponsor

By:
Name: John Love
Title: President and Chief Executive Officer

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
Address:
Telephone:
Facsimile:

3

SCHEDULE 1
TO THE AMENDMENT AGREEMENT DATED ____________________

DEFINED TERMS RELATING TO

[INSERT NAME OF FUND]

Benchmark Component Futures Contract shall mean _____________________.

Business Day shall mean _____________________.

The Fund shall mean _____________________.

Purchase Order Cut-off Time shall mean _____________________.

Redemption Order Cut-off Time shall mean _____________________.

Transaction Fee shall mean _____________________.

4

SCHEDULE 2

TO THE AMENDMENT AGREEMENT DATED ____________________

FORM OF CERTIFIED AUTHORIZED PERSONS

OF AUTHORIZED PARTICIPANT FOR [INSERT FUND NAME]

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement dated as of ____________, as amended or supplemented (the “Authorized Participant Agreement”) by and among United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), the United States Commodity Index Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the series established and designated by the Trust, the [INSERT FUND NAME] (the “Fund”), and [AUTHORIZED PARTICIPANT], a [STATE/ TYPE OF ENTITY] (the “Authorized Participant”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the aforementioned agreement.

Authorized Participant: _______________________ DTC Number:__________

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
Email:	Email:
Telephone:	Telephone:

The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me this ___ day of ___________, ______.

By:

Name:

Signature:

Notary Public

5